Exhibit 99.1

Liberator Inc. Announces Pending Name Change to Luvu Brands, Inc.

ATLANTA, GA – September 1, 2015, Liberator, Inc. (OTCQB: LUVU), announced today that its majority shareholder and board of directors have approved a change of the company’s corporate name to Luvu Brands, Inc. to reflect its broader offering of wellness and lifestyle products designed for mass market channels.

Liberator, Inc. has grown to become both a manufacturing and product development company and seeks to ensure that its brand collection continues to thrive and grow by employing strong brand management, design and marketing teams, with a focus on resource-smart business practices.

According to the Company’s CEO and Founder, Louis Friedman, “Our new name Luvu Brands will better reflect the company’s mission, values, and corporate strategy. Since our founding in 2002, the primary focus of the company has been our line of Liberator Bedroom Adventure Gear products. While that will continue to be our primary focus going forward, the other wellness and lifestyle products in our brand portfolio have grown to become significant drivers of our growth.  We also felt that our new name should connect with our commitment to sustainable business practices and USA made sewn goods.”

Until the renaming is complete, Liberator Inc. will operate “business as usual” under its current name and brand assets. The Company will not use its new name and logo commercially until the rebranding is complete, a process that will take approximately three months.  It is anticipated that the company’s ticker symbol “LUVU” will remain the same.

The name change is subject to the filing of an information statement with the Securities and Exchange Commission and mailing of notice to our shareholders which we anticipate to be delivered by October 15, 2015. The name change would be effective 20 days after the mailing of the information statement and as determined by our board of directors.

About Liberator, Inc.

Liberator, Inc. (OTCQB: LUVU) owns, promotes, markets, and licenses a portfolio of consumer brands in wellness and lifestyle categories, including sexual health, casual furniture and comfort products. All of the Company’s brands are headquartered in Atlanta, Georgia in a 140,000 square foot vertically-integrated manufacturing facility that employs over 140 people. Bringing manufacturing back to the USA, sustainable practices, and decreasing the overall impact on the environment are core to the Company’s operating principles.

Liberator, Inc. promotes its brands and products in a variety of consumer categories to retailers, wholesalers, and distributors in the United States and around the world. The Company’s brand sites include:  liberator.com,  jaxxliving.com,  avanacomfort.com plus, other global e-commerce sites. For more information, please visit Luvu Brands corporate website luvubrands.com.

Note Regarding Forward Looking Statements

This release contains forward-looking statements, which are based on our current expectations, estimates, and projections about the Company’s and its subsidiaries’ businesses and prospects, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements include, but are not limited to, statements about the Company’s and its subsidiaries’ rebranding efforts, expansion and business strategies; anticipated growth opportunities; the amount of capital-raising necessary to achieve those strategies; as well as future performance, growth, operating results, financial condition and prospects. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to the Company’s ability to successfully identify, consummate and integrate acquisitions and/or other businesses; the Company’s ability to successfully rebrand itself with a new name; changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K and subsequent reports filed on Forms 10-Q and 8-K.

Company Contact:

Liberator, Inc.

Ronald Scott, Chief Financial Officer

770-246-6426

ron.scott@Liberator.com